Exhibit 99.1

Press Release

Gulfport Energy Corporation Reports First Quarter 2013 Results

OKLAHOMA CITY (May 7, 2013) Gulfport Energy Corporation (NASDAQ: GPOR) today reported financial and operating results for the first quarter of 2013 and provided an update on its 2013 activities.

For the first quarter of 2013, Gulfport reported net income of $44.6 million on oil and natural gas revenues of $54.9 million, or $0.61 per diluted share. EBITDA (as defined below) for the first quarter of 2013 was $99.0 million and cash flow from operating activities before changes in working capital (as defined below) was $35.7 million.

Gulfport’s 2013 first quarter results include $61.1 million of mark to market income in connection with Gulfport’s 21.4% equity interest in Diamondback Energy, Inc. (“Diamondback”), a NASDAQ Global Select Market listed company. Associated with this taxable income was $23.7 million of income tax expense. Excluding the effects of this income and associated non-cash income tax expense, adjusted net income for the first quarter of 2013 would have been $7.1 million, or $0.10 per diluted share.

Financial Highlights

•	Produced oil and natural gas sales volumes of 575,543 barrels of oil equivalent (“BOE”), or 6,395 barrels of oil equivalent per day (“BOEPD”)

•	Recorded net income of $44.6 million

•	Generated $99.0 million of EBITDA

Production

For the first quarter of 2013, net production was 516,954 barrels of oil, 319,658 thousand cubic feet (“MCF”) of natural gas and 223,126 gallons of natural gas liquids (“NGL”), or 575,543 BOE. Net production for the first quarter of 2013 by region was 268,448 BOE at West Cote Blanche Bay (“WCBB”), 223,520 BOE at Hackberry, 72,134 BOE in the Utica Shale and an aggregate of 11,441 BOE in the Bakken, Niobrara and other areas.

Realized prices for the first quarter of 2013, which includes transportation costs, were $102.68 per barrel of oil, $4.59 per MCF of natural gas and $1.45 per gallon of NGL, for a total equivalent price of $95.34 per BOE. Realized price for oil in the first quarter of 2013 reflects the impact of fixed price contracts for approximately 5,000 barrels of oil per day at a weighted average price of $101.96 before transportation costs and differentials. Gulfport currently has fixed price swaps in place for 5,000 barrels of oil per day at a weighted average price of $100.55 for the remainder of 2013.

GULFPORT ENERGY CORPORATION

PRODUCTION SCHEDULE

(Unaudited)

	1Q2013	1Q2012
Production Volumes: (1)
Oil (MBbls)	517.0	595.1
Natural Gas (MMcf)	319.7	210.7
NGL (MGal)	223.1	624.7
Oil equivalents (MBOE)	575.5	645.1
Average Realized Price:
Oil (per Bbl)	$102.68	$107.56
Natural Gas (per Mcf)	$4.59	$2.91
NGL (per Gal)	$1.45	$1.29
Oil equivalents (BOE)	$95.34	$101.42

(1)

Gulfport’s production during the first quarter of 2012 includes 63,685 barrels of oil, 73,916 MCF of natural gas and 617,768 gallons of NGLs, or 90,714 BOE attributable to its oil and natural gas assets in the Permian Basin. In October 2012, Gulfport contributed these assets to Diamondback. As a result, no Permian Basin production is included in Gulfport’s production volumes during the first quarter of 2013

Subsequent to the first quarter of 2013, net production for the month of April averaged approximately 6,429 BOEPD.

Bank Redetermination

In connection with the spring redetermination of Gulfport’s revolving credit facility, Gulfport’s lead lender has provided a commitment letter that increases Gulfport’s borrowing base from $40 million to $50 million, provides for an improved pricing grid and extends the maturity date of the facility to May 2018, subject to the approval of the additional banks within the syndicate.

Recent Operational Highlights

•	In the Utica Shale, Gulfport currently has nine wells flowing into sales pipelines.

•	Gulfport currently plans to increase its Utica Shale operated horizontal rig count from three rigs at the end of the first quarter of 2013 to seven rigs by the end of June 2013.

•

Gulfport recently tested its Lyon 1-27H well in the Utica Shale. The Lyon 1-27H tested at a peak rate of 1,087 barrels of condensate per day, 2.5 million cubic feet (“MMCF”) per day of natural gas and 343 barrels of NGLs per day assuming full ethane recovery and a natural gas shrink of 21%, or 1,759 BOEPD.

•

Gulfport recently tested its Lyon 2-27H well in the Utica Shale. The Lyon 2-27H tested at a peak rate of 1,373 barrels of condensate per day, 1.8 MMCF per day of natural gas and 279 barrels of NGLs per day assuming full ethane recovery and a natural gas shrink of 23%, or 1,883 BOEPD.

•

Gulfport’s Stout 1-28H well was recently placed on production in the Utica Shale. The Stout 1-28H produced at an average 24-hour sales rate of 443 barrels of condensate per day, 4.2 MMCF per day of natural gas and 517 barrels of NGLs per day assuming full ethane recovery and a natural gas shrink of 19%, or 1,527 BOEPD.

•

Gulfport’s Stout 2-28H well was recently placed on production in the Utica Shale. The Stout 1-28H produced at an average 24-hour sales rate of 413 barrels of condensate per day, 3.3 MMCF per day of natural gas and 446 barrels of NGLs per day assuming full ethane recovery and a natural gas shrink of 20%, or 1,299 BOEPD

•

Gulfport spud a total of nine wells in Southern Louisiana during the first quarter of 2013, completing five of the wells as productive. One well was waiting on completion and three wells were still being drilled at the end of the quarter.

•	Grizzly Oil Sand ULC (“Grizzly”), in which Gulfport owns a 24.9% interest, recently began commissioning at its first SAGD facility at Algar Lake.

•

Nine rigs are currently active in Gulfport’s three core operating areas, with four horizontal rigs and two top-hole rigs drilling in the Utica, two rigs drilling at Hackberry, and one rig drilling at WCBB.

Operational Update

Utica Shale

In the Utica Shale, Gulfport spud 10 gross (7.7 net) wells during the first quarter of 2013. At the end of the first quarter, Gulfport had one gross well waiting on completion, three gross wells being drilled by horizontal rigs, five gross wells with their vertical sections completed and waiting on a horizontal rig, and one gross well being drilled with a top-hole rig. Gulfport is currently operating four horizontal rigs and two top-hole rigs in the Utica Shale. Gulfport currently plans to accelerate its 2013 drilling program, increasing its Utica Shale operated horizontal rig count to seven rigs by the end of June 2013. During 2013, Gulfport has budgeted $494 million to $504 million to drill approximately 55 to 60 gross (49 to 54 net) wells in the Utica Shale. At present, Gulfport has three horizontal rigs drilling ahead on the sixth through eighth gross (fourth and sixth net) wells, one horizontal rig rigging up on the ninth gross (seventh net) well, and two top hole rigs are drilling ahead on the fourteenth and fifteenth gross (eleventh and twelfth net) wells of 2013 in the play.

Gulfport recently tested its Lyon 1-27H and Lyon 2-27H wells in the Utica Shale. The Lyon 1-27H was drilled to a true vertical depth of 7,466 feet with a 6,694 foot horizontal lateral. Following a 45-day resting period, the well tested at a gross peak rate of 1,087 barrels of condensate per day and 2.5 MMCF per day of natural gas. Based upon composition analysis, the gas being produced is 1,271 BTU rich gas. Assuming full ethane recovery, the composition above is expected to produce an additional 137 barrels of NGLs per MMCF of natural gas and result in a natural gas shrink of 21%. In ethane rejection mode, the composition is expected to yield 61 barrels of NGLs per MMCF of natural gas and result in a natural gas shrink of 8%.

The Lyon 2-27H was drilled to a true vertical depth of 7,481 feet with a 7,100 foot horizontal lateral. Following a 45-day resting period, the well tested at a gross peak rate of 1,373 barrels of condensate per day and 1.8 MMCF per day of natural gas. Based upon composition analysis, the gas being produced is 1,320 BTU rich gas. Assuming full ethane recovery, the composition above is expected to produce an additional 155 barrels of NGLs per MMCF of natural gas and result in a natural gas shrink of 23%. In ethane rejection mode, the composition is expected to yield 80 barrels of NGLs per MMCF of natural gas and result in a natural gas shrink of 11%. Gulfport currently anticipates the Lyon 1-27H and Lyon 2-27H will begin flowing into a sales pipeline by mid-June.

Gulfport recently began flowing into sales pipelines its Stout 1-28H and Stout 2-28H wells in the Utica Shale. The Stout 1-28H was drilled to a true vertical depth of 8,054 feet with a 6,003 foot horizontal lateral. Following a 40-day resting period, the well was placed on production at a gross 24-hour peak sales rate of 443 barrels of condensate per day and 4.2 MMCF per day of natural gas. Based upon composition analysis, the gas being produced is 1,237 BTU rich gas. Assuming full ethane recovery, the composition above is expected to produce an additional 123 barrels of NGLs per MMCF of natural gas and result in a natural gas shrink of 19%. In ethane rejection mode, the composition is expected to yield 51 barrels of NGLs per MMCF of natural gas and result in a natural gas shrink of 7%.

The Stout 2-28H was drilled to a true vertical depth of 8,093 feet with a 6,914 foot horizontal lateral. Following a 40-day resting period, the well was placed on production at a gross 24-hour peak sales rate of 413 barrels of condensate per day and 3.3 MMCF per day of natural gas. Based upon composition analysis, the gas being produced is 1,269 BTU rich gas. Assuming full ethane recovery, the composition above is expected to produce an additional 135 barrels of NGLs per MMCF of natural gas and result in a natural gas shrink of 20%. In ethane rejection mode, the composition is expected to yield 63 barrels of NGLs per MMCF of natural gas and result in a natural gas shrink of 9%.

Gulfport ended the first quarter of 2013 with three gross wells producing. Subsequent to the first quarter, Gulfport began flowing an additional six gross wells into sales pipelines. Gulfport also anticipates an additional four gross wells to begin flowing into sales pipelines by mid-June. Below is a schedule of the most recent 24-hour sales rates of the wells now flowing into sales pipelines:

GULFPORT ENERGY CORPORATION

24—HOUR GROSS PRODUCTION RATES

	Gas (MMcf)	Oil (Bbls)
Wagner 1-28H	10.1	108
Boy Scout 1-33H	1.5	449
Boy Scout 5-33H	1.3	205
Ryser 1-25H	2.7	312
Shugert 1-1H	14.9	83
Shugert 1-12H	16.3	109
BK Stephens 1-16H	3.6	390
Stout 1-28H	4.2	443
Stout 2-28H	3.3	413

Hackberry

At Hackberry, Gulfport drilled six wells, completing four wells as productive during the first quarter of 2013. Two wells were still being drilled at the end of the quarter. In addition, Gulfport performed nine recompletions at the field. At present, Gulfport has two rigs active at Hackberry drilling ahead on the seventh and eighth wells of 2013 at the field.

WCBB

At WCBB, Gulfport commenced its 2013 drilling program on March 1, 2013 and drilled three wells, completing one well as productive during the first quarter of 2013. One well was waiting on completion and one well was still being drilled at the end of the quarter. In addition, Gulfport performed 22 recompletions at the field. At present, Gulfport has one rig active at WCBB drilling ahead on the sixth well of 2013 at the field.

Canadian Oil Sands

In the Canadian Oil Sands, Grizzly began commissioning at its first SAGD facility at Algar Lake and expects first production during the third quarter of 2013. From an exploratory standpoint, Grizzly continues to work towards filing a regulatory application to support an initial 12,000 barrel per day (“bpd”) SAGD project at May River by the end of 2013.

2013 Guidance Update

Gulfport currently estimates 2013 production to be in the range of 7.8 million to 8.1 million BOE. Capital expenditures for drilling activities during 2013 are estimated to be in the range of $570 million to $590 million. The increase in capital expenditures for drilling activities is due to Gulfport’s accelerated activity in the Utica Shale. Gulfport now currently plans to drill 55 to 60 gross (49 to 54 net) wells in the Utica Shale.

GULFPORT ENERGY CORPORATION

2013 GUIDANCE

Year Ending
12/31/2013
Forecasted Production
Oil Equivalent—BOE	7,800,000 - 8,100,000
Average Daily Oil Equivalent—BOEPD	21,370 - 22,192
Projected Year-Over-Year Production Increase¹	203% - 215%
Projected Cash Operating Costs per BOE
Lease Operating Expense—$/BOE	$5.00 - $6.00
Production Taxes—% of Revenue	8.0% - 9.0%
General and Administrative—$/BOE	$1.50 - $2.50
Depreciation, Depletion and Amortization per BOE	$33.00 - $35.00
Budgeted Capital Expenditures—In Millions:²
West Cote Blanche Bay	$42 - $45
Hackberry	$24 - $26
Utica	$494 - $504
Grizzly	$8 - $12
Thailand	$2.0 - $2.5

Total Budgeted E&P Capital Expenditures	$570 - $590

¹	Based upon 2012 actual production of 2.573 million BOE (which includes 321,302 BOE attributable to the oil and natural gas assets contributed to Diamondback in October 2012) and the 2013 forecasted production
²	Excludes amounts for infrastructure, vertical integration projects and acquisitions

Presentation

An updated presentation will be posted to the Company’s website tomorrow morning. The presentation can be found at www.gulfportenergy.com under the “Webcasts & Presentations” section on the “Investor Relations” page. Information on the Company’s website does not constitute a portion of this press release.

Conference Call

Gulfport will host a conference call on May 8, 2013 at 10:00 a.m. CDT to discuss its first quarter 2013 financial and operational results. Interested parties may listen to the call via Gulfport’s website at www.gulfportenergy.com or by calling toll-free at 877-291-1287 or 973-409-9250 for international callers. The passcode for the call is 52760244. A replay of the call will be available for two weeks at 855-859-2056 or 404-537-3406 for international callers. The replay passcode is 52760244. The webcast will be archived on the Company’s website and can be accessed on the Company’s “Investor Relations” page.

About Gulfport

Gulfport Energy Corporation is an Oklahoma City-based independent oil and natural gas exploration and production company with its principal producing properties located along the Louisiana Gulf Coast and in the Utica Shale of Eastern Ohio. Gulfport also has producing properties in the Niobrara Formation of Northwestern Colorado. In addition, Gulfport holds a sizeable acreage position in the Alberta Oil Sands in Canada through its interest in Grizzly Oil Sands ULC, a 21.4% equity interest in Diamondback Energy Inc., a NASDAQ Global Select Market listed company, and has an interest in an entity that operates in Southeast Asia, including the Phu Horm gas field in Thailand.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Gulfport expects or anticipates will or may occur in the future, future capital expenditures (including the amount and nature thereof), business strategy and measures to implement strategy, competitive strength, goals, expansion and growth of Gulfport’s business and operations, plans, market conditions, references to future success, reference to intentions as to future matters and other such matters are forward-looking statements. These statements are based on certain assumptions and analyses made by Gulfport in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform with Gulfport’s expectations and predictions is subject to a number of risks and uncertainties, general economic, market, credit or business conditions; the opportunities (or lack thereof) that may be presented to and pursued by Gulfport; competitive actions by other oil and gas companies; changes in laws or regulations; and other factors, many of which are beyond the control of Gulfport. Information concerning these and other factors can be found in the Company’s filings with the Securities and Exchange Commission, including its Forms 10-K, 10-Q and 8-K. Consequently, all of the forward-looking statements made in this news release are qualified by these cautionary statements and there can be no assurances that the actual results or developments anticipated by Gulfport will be realized, or even if realized, that they will have the expected consequences to or effects on Gulfport, its business or operations. Gulfport has no intention, and disclaims any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Non-GAAP Financial Measures

EBITDA is a non-GAAP financial measure equal to net income, the most directly comparable GAAP financial measure, plus interest expense, income tax expense, accretion expense and depreciation, depletion and amortization. Cash flow from operating activities before changes in operating assets and liabilities is a non-GAAP financial measure equal to cash provided by operating activities before changes in operating assets and liabilities. Adjusted net income available is a non-GAAP financial measure equal to net income plus income tax expense. The Company has presented EBITDA because it uses EBITDA as an integral part of its internal reporting to measure its performance and to evaluate the performance of its senior management. EBITDA is considered an important indicator of the operational strength of the Company’s business. EBITDA eliminates the uneven effect of considerable amounts of non-cash depletion, depreciation of tangible assets and amortization of certain intangible assets. A limitation of this measure, however, is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company’s business. Management evaluates the costs of such tangible and intangible assets and the impact of related impairments through other financial measures, such as capital expenditures, investment spending and return on capital. Therefore, the Company believes that EBITDA provides useful information to its investors regarding its performance and overall results of operations. EBITDA, adjusted net income, and cash flow from operating activities before changes in operating assets and liabilities are not intended to be performance measures that should be regarded as an alternative to, or more meaningful than, either net income as an indicator of operating performance or to cash flows from operating activities as a measure of liquidity. In addition, EBITDA, adjusted net income and cash flow from operating activities before changes in operating assets and liabilities are not intended to represent funds available for dividends, reinvestment or other discretionary uses, and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. The EBITDA, adjusted net income and cash flow from operating activities before changes in operating assets and liabilities presented in this press release may not be comparable to similarly titled measures presented by other companies, and may not be identical to corresponding measures used in the Company’s various agreements.

Investor & Media Contact:

Paul K. Heerwagen

Director, Investor Relations

pheerwagen@gulfportenergy.com

(405) 242-4888

GULFPORT ENERGY CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended March 31,
	2013	2012
	(In thousands, expect share data)
Revenues:
Oil and condensate sales	$53,080	$64,004
Gas sales	1,466	613
Natural gas liquids sales	324	806
Other income	130	38

	55,000	65,461

Costs and expenses:
Lease operating expenses	5,172	5,849
Production taxes	7,287	7,769
Depreciation, depletion, and amortization	22,583	21,395
General and administrative	4,412	3,009
Accretion expense	175	176
Loss on sale of assets	427	—

	40,056	38,198

INCOME FROM OPERATIONS:	14,944	27,263

OTHER (INCOME) EXPENSE:
Interest expense	3,479	153
Interest income	(79)	(27)
(Income) loss from equity method investments	(61,210)	268

	(57,810)	394

INCOME BEFORE INCOME TAXES	72,754	26,869
INCOME TAX EXPENSE:	28,195	—

NET INCOME	$44,559	$26,869

NET INCOME PER COMMON SHARE:
Basic	$0.61	$0.48

Diluted	$0.61	$0.48

Basic weighted average shares outstanding	72,830,215	55,626,208
Diluted weighted average shares outstanding	73,334,848	56,247,609

GULFPORT ENERGY CORPORATION

RECONCILIATION OF EBITDA AND CASH FLOW

(Unaudited)

	Three Months Ended
	March 31, 2013	March 31, 2012
	(In thousands)
Net Income	$44,559	$26,869
Interest expense	3,479	153
Income tax expense	28,195	—
Accretion expense	175	176
Depreciation, depletion, and amortization	22,583	21,395

EBITDA	$98,991	$48,593

	Three Months Ended
	March 31, 2013	March 31, 2012
	(In thousands)
Cash provided by operating activities	$35,007	$69,429
Adjustments:
Changes in operating assets and liabilities	693	(19,662)

Operating Cash Flow	$35,700	$49,767